                                                                   EXHIBIT 10.17

                                      LEASE

        THIS AGREEMENT, made and entered into on ______________, 2002, by and between 4396 INDEPENDENCE COURT, INC., a Florida corporation, hereinafter called Landlord, and Invisa, Inc., a Nevada corporation (fka SmartGate, Inc.), hereinafter Tenant;

                                  WITNESSETH:

        That for and in consideration of the mutual covenants hereinafter contained and the sums of money paid and hereinafter agreed to be paid by Tenant to Landlord and for other valuable considerations, Landlord does hereby demise and lease unto Tenant and Tenant does hereby hire and let from Landlord commencing July 1, 2002 the following described property situate in Sarasota County, Florida:

                        The property located on Lots 19 and 20, Northgate Center Subdivision, Unit Number 4, as per plat thereof recorded in Plat Book 30, Pages 46 and 46A, Public Records of Sarasota County, Florida, together with all improvements thereon which consist of four office spaces (for a total of approximately 2,800 square feet of office) and eight
                        (8) warehouse spaces (for a total of approximately 12,000 square feet of warehouse) and upstairs, built-in space in the warehouse of approximately 400 square feet, for a total of approximately 15,200 square feet.

        1. TERM AND RENT. The term of this Lease shall be for a period commencing on July 1, 2002 and expiring June 30, 2004. Tenant shall pay to Landlord base rental, subject to upward adjustments as set forth in paragraph 2, below, in equal monthly installments of $8,600 each month, plus sales taxes, on the first day of each month in advance, commencing July 1, 2002. Landlord does hereby acknowledge receipt of $6,715, plus sales taxes of $470.05, representing a portion of the last month's rental. Said rental shall be payable at c/o James
L. Turner, Esquire, Williams, Parker, Harrison, Dietz & Getzen, 200 South Orange Avenue, Sarasota, Florida 34236.

        2. INCREASED RENTAL. The annual rent due for the period July 1, 2003 through June 30, 2004, shall be an amount equal to the total rent which was due for the lease year from July 1, 2002 to June 30, 2003 times a fraction, the numerator of which shall be the level of the Consumer Price Index for retail commodity prices designated as the Consumer Price Index, All Items and Major Group Figures for All Urban Consumers (1967=100) (the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor, published for the April next preceding the commencement of the July 1 through June 30 lease year for which the annual rent is being calculated, and the denominator of which shall be the level of the Index for April 2002. However, notwithstanding any of the above, in no event shall any annual rent be greater than five percent (5%) more than that for the preceding lease year. In the event the aforesaid Index ceases to be prepared and published, then the annual rent shall be adjusted in accordance with the most comparable commodity index then in existence.

        The annual rent for each lease year described above shall be paid at such place as Lessor shall designate, in twelve (12) equal, consecutive monthly installments, due on the first day of each calendar month within the applicable lease year.

        3. SECURITY DEPOSIT. Landlord does hereby acknowledge that Tenant has delivered to Landlord a security deposit in the amount of $6,715 (the "Security Deposit"). The Security Deposit shall be Landlord's as security for the faithful performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damage in case of a default by Tenant. The Security Deposit may be commingled with Landlord's funds without accounting thereof to Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such Security Deposit to the extent necessary to make good any arrearage of rent or other changes unpaid by Tenant and any other damages, injury, expense, or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall promptly pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease.

                Upon sale or conveyance of the building, Landlord shall pay over the balance of such deposits and any advanced rent in its possession to the purchaser and Landlord shall thereupon be relieved from all liability with respect to same and Tenant shall look solely to the purchaser with respect thereto. Tenant agrees that from time to time upon no less then ten (10) days' prior request by Landlord, Tenant will deliver a statement in writing certifying all of the following:


                (a) That the Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications);

                (b) The dates to which the rent and other charged have been paid;

                (c)     The annual rental rate then in effect;

                (d)     The Lease term;

                (e) That all conditions to Tenant's possession of the Premises and commencement of the Lease term have been satisfied, if true; and

                (f) That Landlord is not in default under any provisions of this Lease, if true;

                (g)     Any other information reasonably requested by Landlord.

                It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the property.


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

        4. QUIET ENJOYMENT. Provided Tenant shall pay all rents as herein agreed and keep and perform all of the terms, covenants and conditions hereof, Tenant shall peaceably possess and quietly enjoy the demised premises without hindrance or interruption subject only to the terms hereof, reservations, restrictions and easements of record and applicable zoning and other governmental regulations.

        5. USE OF PREMISES. Tenant shall use the demised premises solely for the purpose of all actions, processes, and services associated with development, production manufacturing, and sales of the Tenant's or sub-tenant's products, services, and property, and related uses, and no other use shall be made thereof without the prior express written consent of Landlord. Tenant shall make no immoral, offensive or illegal use of the demised premises or do anything thereon deemed extra hazardous or which would cause insurance rates to increase. Tenant shall abide by all reasonable directions and requirements of any insurance company insuring the premises and shall keep and abide by all laws, ordinances, rules and regulations of all governmental bodies and their respective regulatory agencies having any jurisdiction over the demised premises. Tenant shall not commit or suffer any strip or waste in or about the demised premises.

        6. UTILITIES. Tenant shall be billed directly for and shall pay all charges made for electricity to the building and to the common areas (common hallway, bathrooms, and parking lights), and water and sewer for the property, including building and common areas, including connection charges and deposits, if required. Tenant shall be responsible for garbage and trash collection for the demised premises, including paying for a dumpster to be located on the southeast corner of the building. Tenant shall be billed directly for and shall pay all charges associated with the fire alarm monitoring system. Tenant shall pay for all other utilities used or furnished to the demised premises at the request of Tenant during the term hereof.

        7. TENANT'S MAINTENANCE. Tenant shall maintain the interior of the demised premises, including interior ceilings, walls, floors, plumbing and plumbing fixtures, electrical service and fixtures, other fixtures, heating and air conditioning equipment, pipes, doors, windows and all glass, the overhead doors, including the common hallway and the two bathrooms in the common hallway, in a safe, clean, sightly and sanitary condition, and in good working order, and shall repair and replace same as is necessary to maintain them in the condition they were in at the time Tenant took occupancy of the demised premises and, in any event, to maintain them in good working order. Tenant shall be responsible to enter into a servicing agreement for the heating and air conditioning equipment, at Tenant's expense satisfaction to Landlord. Landlord shall in no event be responsible for replacement of any broken windows, regardless of the cause thereof, the responsibility for which being that of Tenant. Tenant shall make no alterations or structural changes to the improvements on the demised premises or place signs on the exterior thereof without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall also be billed directly for and pay the maintenance fees charged by the Northgate Center Association and covering the term of this Lease, as it may be renewed. Upon the commencement of this Lease and the termination of this Lease, if it does not coincide with the Association's billing cycle, Tenant shall pay to Landlord his pro rata amount of the Association fees until the beginning of the next billing cycle, if at the beginning of the Lease term, and from the end of the last billing cycle to the date of termination, upon termination of the Lease.




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

        8. LANDLORD'S MAINTENANCE. Landlord shall maintain the exterior walls, roof and foundation of the demised premises in good and substantial repair. Landlord shall maintain all landscaping located on the demised premises in a clean and sightly condition, and in good and substantial repair, ordinary wear and tear excepted. Landlord shall also maintain all pavement, parking areas, and driveways of the subject building all in a clean and sightly condition and in good and substantial repair, which is the same condition as they were in at the inception of the term hereof, ordinary wear and tear excepted.

        9. CONTROL OF EXTERIOR APPEARANCE; SIGNS. The exclusive right is reserved by Landlord to control the exterior appearance of the entire premises, including but not limited to all signs, decorations, lettering and advertising visible from the exterior of the building (including those on the interior or on windows or doors), shades, awnings, window coverings, exterior or interior lights, antenna, canopies, or anything whatsoever affecting the visual appearance of the building. Tenant will not place or cause to be placed or maintained any item of any kind on or in any of the Premises affecting the exterior appearance of the building or common areas without first obtaining Landlord's written approval and consent, which shall not be unreasonably withheld. Tenant further agrees to maintain any items as may be approved for Tenant's placement on the building or common areas in good condition and repair at all times. Tenant shall have the right to erect and maintain a sign on the front wall of the building forming a part of the demised premises provided it is in harmony with the decor of the balance of Landlord's building and provided Landlord has given its written consent to same, which consent shall not be unreasonably withheld. Tenant or its agent or employees shall be responsible for obtaining all required sign permits.

        10. LIABILITY INSURANCE AND INDEMNIFICATION. Landlord shall not be liable to Tenant or any other person for any damage to property or injury to persons upon the demised premises from any cause whatever, including, but not limited to, act of God, fire, water, defects in the demised premises or otherwise, except for such damage or injury as is caused by a breach of Landlord's agreement in paragraph 8, above, to maintain portions of the premises. "Demised premises" shall mean the entire property leased by Tenant, including all improvements thereon and the common areas. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature (collectively "Claims") arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the demised premises or any portion thereof, provided such Claims do not result from a breach of Landlord's agreement in paragraph 8, above, to maintain portions of the premises, or arising out of or in any way connected with any act or omission of the Tenant, any of Tenant's subtenants, licensees, agents or representatives and their respective successors and assigns or anyone claiming by, through, under or against Tenant, or resulting from any breach, violation or nonperformance of any covenant, condition or agreement herein contained on the part of the Tenant to be kept and performed resulting in loss of life or injury to any person or persons or damage to any property. Tenant shall defend any and all actions, suits or proceedings which may be brought against Landlord, or in which the Landlord may be impleaded or joined with others and shall satisfy, pay and discharge any and all judgments, orders and decrees that may be recovered against Tenant or Landlord in any such action or proceedings, unless such action, suit or proceeding relates exclusively to a breach of Landlord's agreement in paragraph 8, above, to maintain portions of the premises. In addition to the



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



foregoing, Tenant shall carry and pay for general liability insurance fully protecting and insuring Landlord and Tenant from and against any liability, claim, loss, damage or expense arising out of any of the foregoing with limits in an amount not less than $1,000,000 for injury to or death of any one person, $2,000,000 for injury to or death of any number of people arising out of any one occurrence and $250,000 for damage to property. Said liability insurance shall be carried in a solvent reputable insurance company authorized to do business in the State of Florida and approved by Landlord. Tenant shall furnish a certificate showing said insurance to be in full force and effect upon request of Landlord.

        11. TAXES. Landlord shall pay all ad valorem and real estate taxes and assessments, regular or special, levied against the premises. Tenant will pay any sales tax on the aforesaid rental payments and will also pay all taxes and assessments now or hereafter levied against personal property owned by Tenant and located within or upon the demised premises.

        12. FIRE AND CASUALTY INSURANCE. Landlord shall keep the improvements situate on the demised premises insured against loss or damage by fire and extended coverage insurance. Landlord shall pay the premium for such insurance.

        13. DESTRUCTION OF PREMISES. In the event of the total destruction of the improvements on the demised premises or such substantial partial destruction thereof as will cause the entire demised premises to be unfit for the aforesaid use by fire or otherwise, this Lease shall be terminated and the rights of all parties hereunder shall cease except such rights and liabilities as may have accrued to the time of such destruction. In the event of partial destruction of the building located on the demised premises by fire or otherwise, said partial destruction not rendering the same unfit for the use aforesaid, the rent shall abate for that portion of the premises rendered untenantable. Such abatement in the rent shall continue only for such period of time as the premises or a portion thereof is rendered untenantable. In the event of such partial destruction, Landlord shall restore the same within a reasonable period of time.

        14. WAIVER OF DEFAULT. No waiver of any breach of any of the terms, covenants and conditions hereof shall be taken or construed to be the waiver of any other or succeeding breach of the same or any other term, covenant or condition hereof

        15. CORRECTIONS OF DEFAULTS. If Tenant defaults in any of the terms, covenants and conditions hereof, Landlord may perform the same or procure the performance thereof without waiving or affecting the option to terminate the term hereof or waiving said default or waiving any rights hereunder, and all payment or payments or expenditures (including reasonable attorney's fees as hereinafter provided) made by Landlord in so doing shall be charged to Tenant, shall become immediately due and payable and shall bear interest at the rate of eighteen percent (18%) per annum from the date of disbursement by Landlord until paid by Tenant.

        16. IDENTITY OF INTEREST. The execution of this Lease or the performance of any of the terms hereof shall not be deemed or construed to have the effect of creating, between Landlord and Tenant, the relationship of principal and agent or of a partnership or of a joint venture and the relationship between the parties hereto shall always be and remain that of Landlord and Tenant.

        17. DEFAULT. In the event Tenant shall be in default in the payment of rent for more than ten (10) days (after notice of such default in writing, via certified mail) or if Tenant shall continue in default in the observance or performance of any of the terms, covenants and conditions hereof after fifteen
(15) days' notice of such default in writing (via certified mail), Tenant shall become a tenant at sufferance, thereby waiving all right of notice, and it shall be lawful for Landlord, or Landlord's duly authorized agents, to re-enter and take possession of the demised premises without legal process and to dispossess and remove all persons, their goods and chattels, without liability in law or in equity for any damages caused by such removal, dispossession and re-entry and Tenant hereby waives any and all claims for damages therefor and hereby discharges the Landlord therefrom. Said re-entry and repossession shall be a cumulative remedy and shall not deprive Landlord of any other legal rights which Landlord might have as a matter of law. Tenant agrees to pay, in the event of a default under the terms hereof, all costs, expenses and reasonable attorneys' fees incurred in the collection of any rents due hereunder or in the enforcement by Landlord of any of the terms and conditions hereof, or in regaining the premises, including those costs, expenses and reasonable attorneys' fees incurred in appellate proceedings. Should Tenant fail to pay within five (5) days of when any installment of rent or any other sum payable to Landlord under the terms of this Lease is due, then Landlord may assess a late fee of five percent (5%) of said sum and such fee shall be paid by Tenant to Landlord upon demand.

        18. ADDITIONAL EVENTS OF DEFAULT. If Tenant shall make any assignment for the benefit of creditors, file a petition in bankruptcy or be adjudged bankrupt after filing of an involuntary petition, take or receive the advantage or benefit of any insolvency or bankruptcy act, enter into an agreement of composition with creditors, or if a receiver shall be appointed to take control of the business of Tenant, same shall constitute a default hereunder and Landlord may, at Landlord's option, by giving ten (10) days written notice of such election, terminate this Lease as in the event of a violation by the Tenant of any of the terms, covenants and conditions hereof.

        19. ACCESS TO PREMISES BY LANDLORD. The Landlord or any of Landlord's agents shall have free access to the demised premises and all parts thereof during normal business hours with at least twenty-four (24) hours' advance notice (which may be telephone, facsimile, or in writing) for the purpose of examining same and to make such repairs as Landlord deems advisable.

        20. NOTICES. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         If to Landlord:          James L. Turner, Esq.
                                  Williams, Parker, Harrison, Dietz & Getzen
                                  200 South Orange Avenue
                                  Sarasota, Florida 34236

         If to Tenant:            Stephen A. Michael, President



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                                  Invisa, Inc.
                                  4400 Independence Court
                                  Sarasota, Florida 34234

        21. CONDEMNATION. In the event a part of the demised premises be taken by reason of the exercise of the right of eminent domain or be conveyed in settlement of threatened eminent domain proceedings (both of which are hereinafter referred to as a "taking"), there shall be an equitable abatement of the rental herein provided. Said equitable abatement shall be computed based upon the said rental as same is compared to the market value of the premises for the use then being made of same immediately before and immediately after said taking. If all of the demised premises be taken or if so much of the demised premises be taken that the value of the improvements on the portion not taken is substantially impaired, then this Lease and the terms hereof shall cease and expire upon thirty (30) days written notice given by Tenant to Landlord, said notice being given within thirty (30) days of the date of delivery of possession of the demised premises or portion thereof so taken, to the condemning authority. Upon such termination, all rents and other charges shall be prorated as of the date of termination. Landlord shall receive all sums as a result of such taking except those sums attributable to business damages, if any, which sums shall be received by Tenant.

        22. SUBORDINATION. Tenant agrees that this Lease shall be subject and subordinate to any mortgage now a lien upon the aforesaid premises or any future mortgage executed by Landlord intended to become a mortgage lien against the demised premises. Tenant further agrees that upon the request of Landlord, he will promptly execute such documents as may be requested in order to subordinate this Lease to the lien of any present or future mortgage, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into an agreement with Tenant, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease. Tenant agrees that if requested by the holder of any such mortgage he will be a party to said agreement and will agree in substance that if the mortgagee or any assignee of said mortgage shall succeed to the interest of Landlord in this Lease, he will recognize said mortgagee or assignee as his Landlord under the terms of this Lease. Tenant agrees that he will, upon request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and any modification, consolidation, extension, renewal, replacement or substitution thereof.

        23. PARKING. Tenant shall not obstruct, or permit to be obstructed, the driveway furnishing access to the demised premises. Parking on the premises shall be only of a temporary nature.

        24. REMOVAL OF IMPROVEMENTS BY TENANT. Upon the termination of this Lease, provided that Tenant is not then in default under the terms hereof, Tenant may remove any and all manufacturing equipment, furniture and furnishings which may have been furnished and installed by Tenant, provided that Tenant at his expense repairs any damage resulting from such removal so as to restore the damaged portion of the premises to the condition existing prior

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to the installation and removal thereof. All other improvements made to the demised premises by the Tenant and all fixtures of whatsoever kind and nature as shall be fastened to the premises by the Tenant, not hereinabove specifically enumerated, shall be deemed to become a part of the premises herein described upon the termination of this Lease and shall not be removed by the Tenant. Tenant further agrees that upon the termination of this Lease or any extension hereof, either by the expiration of its term or otherwise, Tenant will quit the possession thereof and leave the premises in good, usable condition, equal at least to the same condition as existing at the commencement of the term of this Lease, reasonable wear and tear excepted.

        25. OPTION TO RENEW. Provided that Tenant is not in default or violation of any of the terms of this Lease, Landlord grants to Tenant an option to renew this Lease for an additional term of two (2) years, subject to the same terms and conditions except for this option to renew and except for rental which shall be as follows: The annual rent due for each July 1 through June 30 period after June 30, 2004 shall be an amount equal to the total rent which was due for the lease year from July 1, 2003 through June 30, 2004 times a fraction, the numerator of which shall be the level of the Consumer Price Index for retail commodity prices designated as the Consumer Price Index, All Items and Major Group Figures for All Urban Consumers (1967 = 100) (the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor, published for the April next preceding the commencement of the July 1 through June 30 lease year for which the annual rent is being calculated, and the denominator of which shall be the level of the Index for April 2004. However, notwithstanding any of the above, in no event shall the monthly rent payments during the July 1, 2005 through June 30, 2006 lease year be less than $9,816 per month. In the event the aforesaid Index ceases to be prepared and published, then the annual rent shall be adjusted in accordance with the most comparable commodity index then in existence. Tenant shall give notice in writing of its election to exercise this option, such notice to be given no later than January 1, 2004. Upon Tenant's failure to exercise said option, Landlord shall have the right to post "for rent" signs on or about the demised premises.

        26. ASSIGNMENT AND SUBLETTING. No provisions of this Lease may be assigned in whole or in part; provided, however, the demised premises may be sublet upon notice to Landlord, but without the prior written consent of Landlord.

        27. PARAGRAPH TITLES. Paragraph titles used herein are solely for convenience and are not to be used in interpreting particular provisions hereof.

        28. MISCELLANEOUS PROVISIONS AND DEFINITIONS. All of the terms and provisions hereof shall be binding upon and the benefits inure to the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns. The term "Tenant" and "Landlord" shall include all parties so designated herein, their respective heirs, devisees, personal representatives, successors and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. This Lease and all instruments or documents relating to same and all references herein shall be construed under Florida law. The venue of any action or suit brought in connection herewith shall be in the County wherein the demised premises are situate. Time is of the essence hereof. This agreement may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

A facsimile copy of this agreement and counterpart signature shall be considered for all purposes, as an original.

        29. REQUIRED DISCLOSURE. Florida law requires the following notification to be included in this agreement:

                        Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may represent health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        30. OPTION TO PURCHASE. For and in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord upon the execution hereof as option money, Landlord does hereby grant to Tenant an option to buy upon the hereinafter contained terms and conditions, as long as Tenant is not in default hereunder, and for the period set forth in paragraph A, below, Landlord's land and improvements located on Lots 19 and 20, Northgate Center Subdivision, Unit 4, Sarasota County, Florida.

                (a) Exercise of Option. This option shall be exercised, if at all, by notice in writing to Landlord, c/o James L. Turner, Esquire, 200 South Orange Avenue, Sarasota, Florida 34236, mailed certified mail, return receipt requested and postmarked, or delivered personally to Landlord before 12:00 Midnight March 31, 2004. If not exercised within said time, and in the manner required hereby, then this option shall thereupon terminate, be of no further force or effect and the option money shall be retained by Landlord. In the event this option is properly exercised, then Landlord agrees to sell and Tenant agrees to buy upon the hereinafter contained terms and conditions the aforedescribed property.

                (b)     Price. The purchase price of the property is $836,000.

                (c) Terms. The total purchase price shall be payable as follows:


                        i. $10,000 by cashier's check which must accompany the aforesaid exercise of the option for said exercise to be valid and effectual.

                        ii. Balance in cash at closing, subject to prorations hereinafter set forth.

                (d) Closing. If there are no defects in title, closing shall be held sixty (60) days after exercise of option at 10:00 a.m. at the offices of Williams, Parker, Harrison, Dietz & Getzen, 200 South Orange Avenue, Sarasota, Florida. At closing, upon receipt of the aforesaid sums, Landlord shall execute and deliver to Tenant a sufficient and recordable Warranty Deed conveying a good marketable record fee simple title in and to the above-described property subject only to zoning regulations, taxes for the current year, and the terms of existing leases. Landlord shall pay for required documentary stamps and surtax on said Deed. Possession shall be given to Tenant on the date of closing. Risk of loss shall remain with Landlord until closing. Taxes shall be prorated as of the date of closing.

                (e) Defaults. If Landlord fails to perform any of the covenants hereof, Tenant may, at Tenant's option, elect to have specific performance. If Tenant fails to perform, Landlord may keep the $10,000 which accompanies the exercise of the option, as well as keep the option money, as liquidated damages.

                (f) Survey. Tenant, at Tenant's expense, may obtain a survey of said property. If such survey shows any violation of restrictions or governmental zoning regulations, or if any improvements, other than plantings, driveways or walkways, are constructed over any easements, of if the improvements are not entirely within the above-described property, of if there are any encroachments or overlaps, the same shall be deemed a defect in title.

                (g) Title Insurance. Within ten (10) days from exercise of option, Landlord shall, at Tenant's expense, deliver to Tenant or Tenant's attorney a title insurance binder written on Attorney's Tittle Insurance Fund agreeing to issue to Tenant, upon recording of the deed and other documents required hereunder, an owner's title insurance policy in the full amount of the purchase price. Said policy shall insure Tenant's title to the real estate herein described without exception or qualification other than the standard exceptions of such title insurance company and those matters set forth herein. Tenant shall have ten (10) days from receipt of said binder to examine said binder and shall notify Landlord within said time of any defect in title or exceptions in said binder not herein agreed to by Tenant. Upon receipt of such notice, Landlord shall have a reasonable period of time, not to exceed ninety
(90) days, to remove or correct same and shall use diligence in removing or correcting same, including the bringing of lawsuits, and this sale shall be closed within ten (10) days after receipt by Tenant of a title insurance binder omitting the exceptions to which Buyer has objected. If Landlord does not or cannot correct such matters after a good faith diligent effort to do so, Tenant may, at Tenant's option, elect to take title as is or terminate this Agreement at no expense to Tenant.

                (h) Lease Termination. If the option is timely exercised, upon closing of the purchase, the remainder of the Lease is terminated.

        IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.


Signed, sealed and delivered
in the presence of:                      4396 INDEPENDENCE COURT, INC.,
                                         a Florida corporation

/s/ KATE FOX POTT                        By: /s/ JAMES L. TURNER
-------------------------                   ----------------------------
    Kate Fox Pott                             James L. Turner, President
                                              "Landlord"
/s/ ALICE RICHMAN
-------------------------                Invisa, Inc.,
    Alice Richman                        a Nevada corporation

/s/ NICKIE LONGRIDGE                     By: /s/ STEPHEN A. MICHAEL, PRESIDENT
-------------------------                   ----------------------------------
    Nickie Longridge                     Name: Stephen A. Michael
                                         Its: President
/s/ WILLIAM DOLAN
-------------------------
    William Dolan





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